Exhibit 99.1

      FIBERSTARS REPORTS PRELIMINARY SECOND QUARTER 2006 FINANCIAL RESULTS,
                 COMPANY EXPERIENCES LARGEST EFO QUARTER TO DATE

SOLON, Ohio, July 6 /PRNewswire-FirstCall/ -- Fiberstars, Inc. (Nasdaq: FBST), the global leader in commercial fiber optic lighting, today announced preliminary financial results for the second quarter of 2006.

Total shipments for the second quarter of 2006 were approximately $7,532,000, nearly flat compared to $7,645,000 for same quarter in 2005. Total shipments for the first half of 2006 were approximately $12,859,000 compared to sales of $14,465,000 for the same period in 2005. The loss for the second quarter is expected to be larger than the loss for the same quarter in 2005.

EFO shipments for the second quarter of 2006 were approximately $904,000, an increase of 98% over sales of $456,000 for the same quarter of 2005 and more than three times the EFO sales for the previous quarter in 2006. EFO shipments for the first half of 2006 were approximately $1,167,000, compared to sales of $766,000 for the first half of 2005. The company attributed much of its second quarter 2006 EFO shipment results to the successful first phase of the Department of Defense Navy ship installation, the company's most substantial EFO order to date.

"Q2 is our largest EFO quarter to date by over $400,000," said John Davenport, CEO of Fiberstars. "In addition, we're encouraged by the demand for the new control and LED water feature pool products."

Fiberstars management will host a conference call today, Thursday, July 6, 2006, at 11:30 a.m. EDT (8:30 a.m. PDT) to review the second quarter 2006 preliminary results and other corporate events, followed by a Q & A session. Dialing 1-800-507-9434 (US/Canada) or 1-706-634-5544 (International/Local) can access the call. The conference ID number is 1395725. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins.

The conference call will also be available over the Internet at http://www.fiberstars.com/ in the Investor Relations area of the site or by going to http://www.mkr-group.com/ . A replay of the conference call will be available two hours after the call for the following 7 days by dialing 1-800-642-1687 (US/Canada) or 1-706-645-9291 (international or local) and entering the pass code 1395725. Also, a replay of the conference call will be available over the Internet at http://www.fiberstars.com/ as of July 7, 2006, and will remain available for 1 year in the Investor Relations area of the site or by going to http://www.mkr-group.com/ .

About Fiberstars, Inc.

Fiberstars, Inc. is the leading supplier of fiber optic lighting and the world's only supplier of EFO, a lighting technology which is more efficient than conventional electric lamps. Fiberstars products are designed, manufactured and marketed for the commercial lighting, sign and swimming pool, and spa markets. Fiberstars fiber optic lighting provides energy savings, aesthetic, safety and maintenance cost benefits over conventional lighting. Customers include supermarket chains, retail stores, fast food restaurants, theme parks and casinos, hotels, swimming pool builders, spa manufacturers and many others. Company headquarters are located at 32000 Aurora Rd., Solon, OH 44139. The Company has additional offices in Pleasanton, CA, New York City, United Kingdom and Germany. For more information, see www.fiberstars.com.

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Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the goals and business outlook for 2006 and thereafter, future pool market sales, the expected growth of and percentage of the company to be represented by EFO, expected product development and introductions, expected overall sales growth and profitability, and expected benefits, revenues and products from the Department of Defense Navy contract. Investors are cautioned that all forward- looking statements involve risks and uncertainties. Actual results may differ materially from the results predicted. Risk factors that could affect the Company's future include, but are not limited to, a slowing of the U.S. and world economy and its effects on Fiberstars' markets, failure to develop marketable products from new technologies, failure of EFO or other new products to meet performance expectations, unanticipated costs of integrating acquisitions into the Fiberstars operation, delays in manufacturing of products, increased competition, other adverse sales and distribution factors and greater than anticipated costs and/or warranty expenses. For more information about potential factors which could affect Fiberstars financial results, please refer to Fiberstars' SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2005, and its quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Fiberstars disclaims any intention or obligation to update or revise any forward-looking statements.

SOURCE  Fiberstars, Inc.
    -0-                             07/06/2006
    /CONTACT:  investors, Bob Connors, CFO, of Fiberstars, Inc.,
+1-440-715-1300; or Nathan Tinker of Antenna Group, +1-203-229-0358, for
Fiberstars/
     /Web site:  http://www.fiberstars.com/